                                                          List of Subsidiaries of

                                                 STRATUS PROPERTIES INC.

                                                                                                                               Name Under Which

                    Entity                                              Organized                                     It Does Business

Stratus Properties Operating Co. L.P.                 Delaware                                              Same

Circle C Land Corp.                                           Texas                                                   Same